UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

THERMO FISHER SCIENTIFIC INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

168 Third Avenue
Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 622-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TMO	New York Stock Exchange
0.125% Notes due 2025	TMO 25B	New York Stock Exchange
2.000% Notes due 2025	TMO 25	New York Stock Exchange
3.200% Notes due 2026	TMO 26B	New York Stock Exchange
1.400% Notes due 2026	TMO 26A	New York Stock Exchange
1.450% Notes due 2027	TMO 27	New York Stock Exchange
1.750% Notes due 2027	TMO 27B	New York Stock Exchange
0.500% Notes due 2028	TMO 28A	New York Stock Exchange
1.375% Notes due 2028	TMO 28	New York Stock Exchange
1.950% Notes due 2029	TMO 29	New York Stock Exchange
0.875% Notes due 2031	TMO 31	New York Stock Exchange
2.375% Notes due 2032	TMO 32	New York Stock Exchange
3.650% Notes due 2034	TMO 34	New York Stock Exchange
2.875% Notes due 2037	TMO 37	New York Stock Exchange
1.500% Notes due 2039	TMO 39	New York Stock Exchange
1.875% Notes due 2049	TMO 49	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2025, the Board of Directors (the “Board”) of Thermo Fisher Scientific Inc. (the “Company”) increased its size to twelve members and elected Karen S. Lynch as a director of the Company, effective February 19, 2025, for a term expiring at the Company’s 2025 annual meeting. The Board anticipates that Ms. Lynch will serve on the Audit Committee following re-election at the Company’s 2025 annual meeting.

Ms. Lynch is a seasoned health care executive who has over three decades of experience in the industry. As the former president and chief executive officer of CVS Health Corporation (NYSE: CVS) (“CVS Health”), a leading health solutions company, where she was responsible for leading more than 300,000 employees. Under Ms. Lynch’s leadership, CVS Health touched the lives of more than 120 million consumers through its health care benefits and pharmacy benefits management businesses, and presence in over 9,000 community health destinations across the U.S. Prior to her service as president and CEO of CVS Health, Ms. Lynch served as an Executive Vice President of CVS Health and President of Aetna, and prior to that, Ms. Lynch held a number of executive positions at Aetna Inc., a health insurance company, Magellan Health Services, a health care management company, and at Cigna Corporation, a global health insurance company. Ms. Lynch began her career as a Certified Public Accountant at the auditing firm Ernst & Young LLP, and has previously served as a board member of CVS Health and U.S. Bancorp.

In connection with her service as a director, Ms. Lynch will be entitled to receive the Company’s standard agreements and arrangements for non-employee directors, including the same annual compensation as other non-employee directors of the Company as pro-rated to reflect Ms. Lynch’s term of service until the 2025 Annual Meeting of Shareholders, a description of which was filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed February 24, 2022 (File No. 1-8002), and will enter into the Company’s standard form of indemnification agreement, which was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-90661).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERMO FISHER SCIENTIFIC INC.

Date:	February 19, 2025	By:	/s/ Michael A. Boxer
Michael A. Boxer
Senior Vice President and General Counsel

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